Exhibit 10.9

                                FIRST AMENDMENT

                                      TO
                          CFW COMMUNICATIONS COMPANY
                   NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

     WHEREAS, the Company has adopted the CFW Communications Company Non-Employee Directors' Stock Option Plan (the "Plan"); and

     WHEREAS, the board of directors of the Company (the "Board") has approved this amendment to the Plan to provide for (a) the satisfaction of all or a portion of the Retainer Fee of the non-employee members of the Board (the "Non-Employee Directors") in the form of stock options under the Plan ("Options"),
(b) the Non-Employee Directors' election to receive all or any portion of the remainder of their Retainer Fee in Options, and (c) additional grants of Options to any Non-Employee Director at the Board's discretion.

     NOW, THEREFORE, BE IT RESOLVED, that the Plan is amended, effective as of August 28, 2000, by deleting paragraph 1.07 of Article I in its entirety and replacing it with the following:

     "1.07. Date of Grant means (i) unless the Board determines otherwise, each
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     January 2 or if January 2 is not a Business Day, the next Business Day thereafter during the term of the Plan, or (ii) such other date as determined by the Board, in its discretion, from time to time."

     FURTHER RESOLVED, that the Plan is amended, effective as of August 28, 2000, by deleting Article II in its entirety and replacing it with the following:

                                 "ARTICLE II"

                                   PURPOSES
                                   --------

     The Plan is intended to promote a greater identity of interest between Participants and the Company's shareholders and to provide an attractive investment opportunity for Participants by requiring Participants to receive a certain dollar amount of their annual Retainer Fee in Options and by permitting the Participants to elect to receive additional Options in lieu of all or a part of the remaining portion of their Retainer Fee payable in cash."

     FURTHER RESOLVED, that the Plan is amended, effective as of August 28, 2000, by deleting Article IV in its entirety and replacing it with the following:
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                                  "ARTICLE IV"

                                GRANT OF OPTIONS
                                ----------------

     4.01. Mandatory Grant as Payment of Retainer Fee. On each Date of Grant,
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     each Participant will be granted an Option ("Mandatory Option"). A
     Mandatory Option granted pursuant to the preceding sentence shall be in lieu of all or part of the Retainer Fee otherwise payable to the Participant for the calendar year, or such other period determined by the Board, that includes the Date of Grant. On or before each Date of Grant, the Board will determine (a) the amount, if any, of the Retainer Fee that will be paid in the form of a Mandatory Option granted under this Section
     4.01 and (b) the number of shares of Common Stock subject to the Mandatory Option granted under this Section 4.01.

     4.02. Elective Option Grant. On or before each Election Date, each
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     Participant may elect to receive an Option on the next Date of Grant in lieu of all or part of the portion of the Retainer Fee, in multiples of ten percent, otherwise payable to the Participant during the next following calendar year and for which a Mandatory Option has not been granted ("Elective Option"). Except as provided in Article XIII, the Participant's decision to receive an Elective Option shall be irrevocable. Prior to each Election Date, the Board shall determine the number of shares of Common Stock for which an Elective Option shall be granted for a stated amount of Retainer Fee relinquished by a Participant.

     4.03. Additional Grants. From time to time in its discretion, the Board may
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     grant Options to one or more Participants for the number of shares of
     Common Stock specified by the Board.

     4.04. Agreements. All Options shall be evidenced by Agreements which shall
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     be subject to the applicable provisions of the Plan and to such other provisions as the Board may adopt."

     FURTHER RESOLVED, that the Plan is amended, effective as of August 28, 2000, by deleting paragraph 8.02 of Article VIII in its entirety and replacing it with the following:

     "8.02. Exercisability of All Other Options. Subject to the provisions of
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     Articles VII, X, and XV, and except as otherwise determined by the Board, an Option other than a Primary Option shall be exercisable with respect to any number of whole shares that equals, or most nearly equals but does not exceed, one-twelfth of the shares subject to the Option on the Option's Date of Grant, and shall become exercisable with respect to an additional number of whole shares that equals, or most nearly equals but does not exceed, one-twelfth of the shares subject to the Option on the first day of each of the ten months thereafter and with respect to the remaining shares on the December 1 next following the Option's Date of Grant. The preceding sentences to the contrary notwithstanding and subject to the provisions of Articles VII, X, and XV, an Option shall become fully exercisable if the Participant ceases to be a Director as a result of the Participant's death or Disability."

     FURTHER RESOLVED, except as amended hereby, the Plan is hereby ratified in all respects.